Exhibit 99.1

Tortoise Capital Resources Corporation

Tortoise Capital Resources Corp. Releases Third Quarter 2012 Financial Results

FOR IMMEDIATE RELEASE

LEAWOOD, Kan. – October 8, 2012 – Tortoise Capital Resources Corp. (NYSE: TTO) today announced its financial results for the third quarter ended Aug 31, 2012.

Highlights
•Third quarter distribution of $0.11 with guidance of not less than $0.44 annualized for 2012
•TTO’s stockholders’ equity per share was $10.91 at Aug. 31, 2012 compared to $10.47 per share last quarter
•Largest private holding, High Sierra Energy, completed its merger with NGL Partners (NYSE: NGL)

Quarterly Performance Review

TTO’s stockholders’ equity per share was $10.91 as of Aug. 31, 2012, compared to last quarter’s $10.47 per share. The increase was due in part to the sale of High Sierra Energy and increased valuations for the remaining private securities, net of increased deferred tax liability for the quarter. The fair value of the investment securities portfolio, , at Aug. 31, 2012 was $76.8 million, with $19.5 million of private securities and $57.3 million of publicly-traded securities. TTO’s total cash was approximately $11.8 million as compared to $3 million last quarter. During the quarter the composition of the portfolio changed, with publicly-traded securities now accounting for 59% of invested assets, excluding short-term investments as of Aug. 31, 2012.

Distribution Guidance

On Aug. 7, 2012, TTO declared a distribution of $0.11 per share. The distribution was paid on Sept. 4, 2012 to stockholders of record on Aug. 24, 2012. TTO continues to believe that its investments should support a sustainable annualized distribution of not less than $0.44 per share.

Private and Wholly Owned Company Update

The fair value of Lightfoot Capital Partners (Lightfoot) at Aug. 31, 2012 increased by $60,729 as compared to the valuation at May 31, 2012, driven by improved performance. For the second quarter of 2012, Arc Terminals (Arc) paid a full distribution to Lightfoot. Lightfoot in turn declared and paid a quarterly distribution of $0.12 per unit in September of 2012, or approximately 64 percent of the total amount it received from Arc, with the remainder retained by Lightfoot to fund outstanding due diligence costs should a potential acquisition not close. If the transaction closes, Lightfoot is expected to distribute the previously retained amount.

The fair value of VantaCore Partners LP (VantaCore) increased $1,503,679, or approximately 16 percent, as compared to the fair value at May 31, 2012. The increase is attributable to VantaCore’s continued improved performance, mostly driven by the incremental results of Laurel Aggregates, as well as the success of its cost cutting initiatives and the price increases that have gone into effect. Also, in August of 2012 TTO received an additional 21,260 common units as part of its preferred B investment, which called for investors to receive one common unit for every four preferred units purchased related to the Cherry Grove funding and acquisition. Similar to its quarter ended March 31, 2012, VantaCore was unable to meet its minimum quarterly distribution in cash for its quarter ended June 30, 2012.  Therefore, the common and preferred unit holders elected to receive their distributions as a combination of $0.30 per unit in cash and the remainder in preferred units. TTO received approximately $338,000 in cash and 12,613 additional preferred units during the three month period ended Aug. 31, 2012.

11550 Ash Street, Suite 300  |  Leawood, KS 66211  |  p: 913.981.1020  |  f: 913.981.1021  |  www.tortoiseadvisors.com

Tortoise Capital Resources Corporation

TTO’s wholly owned subsidiary, Mowood LLC is the holding company of Omega Pipeline, LLC (Omega). Omega’s results for the first nine months are moderately higher than originally expected as the base business realized higher margins. In addition, revenues from several construction projects were recognized in the third quarter, which made a significant contribution to overall year-to-date results. Omega anticipates that full year results may be higher than planned, as the base business is expected to achieve stable results, and additional revenues from construction projects are expected to be recognized prior to year-end.

On June 19, 2012, NGL Energy Partners LP and certain of its affiliates (collectively “NGL”) acquired High Sierra Energy. TTO originally invested approximately $26.8 million in High Sierra Limited Partnership and General Partnerships interests and received, in exchange, approximately $9.4 million in cash and approximately 1.2 million newly issued units of NGL. TTO recognized a third quarter realized gain of approximately $15.83 million upon the sale. The NGL units are not subject to a lock-up agreement, however they can only be sold pursuant to an exemption from the Securities and Exchange Commission (SEC)’s registration requirements such as Rule 144. TTO received one-third of the total quarterly distribution for its NGL common units this quarter. Beginning with NGL's third quarter ending September 30, 2012, TTO will be entitled to receive full distributions for the common units held.

Changes in Financial Reporting

As a result of the withdrawal of TTO’s election to be regulated as a BDC, it is no longer regulated by the Investment Company Act of 1940. The reporting conforms to the format more commonly used by REITs. As stated in the 10-K for the year ended Nov. 30, 2011, the consolidation of Mowood, LLC began when TTO withdrew its election to be treated as a BDC and began reporting financial results in accordance with general corporate reporting guidelines versus the AICPA Investment Company Audit Guide. Due to this transition, comparable prior year financial statements should be read in conjunction with the Management’s Discussion & Analysis. Items on the consolidated statement of income for the period ended Aug. 31, 2011 have been reclassified and aggregated to conform to the presentation of results of operations for the period ended Aug. 31, 2012.  Due to the change in strategy, income from investment securities is now reported in other income. Components of cash flows for the period ended Aug. 31, 2011 have also been reclassified and aggregated to conform to the presentation of cash flows for the period ended Aug. 31, 2012.

With plans to liquidate securities and transition the funds into the purchase of assets that will permit TTO to qualify as a REIT, TTO is reporting the gains (losses) on the securities transactions as Other Income and separate from Income from Operations.

TTO seeks to acquire real estate investment trust (REIT) qualifying energy infrastructure assets that would allow TTO to meet the REIT tests throughout 2013 and elect REIT tax status when it files its 2013 tax return. During the 2012 calendar year, assets acquired by TTO, if any, will be expected to create tax depreciation in order to shield all or a significant portion of any incremental income created by possible acquisitions.

Earnings Call

Tortoise Capital Resources Corp. will host a conference call at 4:00 p.m. CT on Monday, October 8, 2012 to discuss its financial results for the quarter. Please dial-in to the call at 1-877-407-8035 approximately five to 10 minutes prior to the scheduled start time.

The call will also be webcast in a listen-only format. A link to the webcast will be accessible at www.tortoiseadvisors.com

A replay of the call will be available until 11:59 p.m. CT November 8, 2012, by dialing 1-877-660-6853. The Conference ID # for the playback is 401286. A replay of the webcast will also be available on Tortoise’s website at www.tortoiseadvisors.com through October 8, 2013.

About Tortoise Capital Resources Corp.

11550 Ash Street, Suite 300  |  Leawood, KS 66211  |  p: 913.981.1020  |  f: 913.981.1021  |  www.tortoiseadvisors.com

Tortoise Capital Resources Corporation

Tortoise Capital Resources Corp. (NYSE: TTO), is an energy infrastructure asset financing company that provides capital to pipeline, storage and power transmission operators. TTO’s investments include securities and real assets with long-term, stable cash flows, limited commodity price sensitivity, and growth opportunities. TTO is managed by Corridor InfraTrust Management, LLC. (www.corridortrust.com). Corridor is an affiliate of Tortoise Capital Advisors, L.L.C., an investment manager specializing in listed energy infrastructure investments with approximately $9.1 billion of assets under management as of September 30, 2012.

Safe Harbor Statement
This press release shall not constitute an offer to sell or a solicitation to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer or solicitation or sale would be unlawful prior to registration or qualification under the laws of such state or jurisdiction.

Forward-Looking Statement
This press release contains certain statements that may include "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical fact, included herein are "forward-looking statements." Although the company and Corridor InfraTrust Management, LLC believe that the expectations reflected in these forward-looking statements are reasonable, they do involve assumptions, risks and uncertainties, and these expectations may prove to be incorrect. Actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including those discussed in the company's reports that are filed with the Securities and Exchange Commission. You should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Other than as required by law, the company and Corridor InfraTrust Management, LLC do not assume a duty to update this forward-looking statement. Any distribution paid in the future to our stockholders will depend on the actual performance of the company, its costs of leverage and other operating expenses and will be subject to the approval of the company's Board and compliance with leverage covenants.

Tortoise Capital Resources Corporation
Tortoise Capital Resources Corporation CONSOLIDATED BALANCE SHEETS
August 31, 2012	November 30, 2011
(Unaudited)
Assets
Trading securities, at fair value	$57,321,502	$41,856,730
Other equity securities, at fair value	19,529,783	27,037,642
Leased property, net of accumulated depreciation of $824,066 and $294,309, respectively	13,302,783	13,832,540
Cash and cash equivalents	11,783,529	2,793,326
Property and equipment, net of accumulated depreciation of $1,680,984 and $1,483,616, respectively	3,659,240	3,842,675
Escrow receivable	1,341,566	1,677,052
Accounts receivable	1,000,751	1,402,955
Intangible lease asset, net of accumulated amortization of $340,595 and $121,641, respectively	754,176	973,130
Lease receivable	1,185,381	474,152
Prepaid expenses	516,427	140,017
Receivable for Adviser expense reimbursement	-	121,962
Deferred tax asset	-	27,536
Other assets	1,150,210	107,679
Total Assets	$111,545,348	$94,287,396

Liabilities and Stockholders’ Equity Liabilities
Management fees payable to Adviser	$291,911	$365,885
Distribution payable to common stockholders	1,010,291	-
Accounts payable	360,423	597,157
Line of credit	125,000	-
Long-term debt	910,863	2,279,883
Lease obligation	47,848	107,550
Deferred tax liability	7,388,060	-
Accrued expenses and other liabilities	1,235,098	510,608
Total Liabilities	$11,369,494	$3,861,083

Stockholders’ Equity
Warrants, no par value; 945,594 issued and outstanding at August 31, 2012 and November 30, 2011 (5,000,000 authorized)	$1,370,700	$1,370,700
Capital stock, non-convertible, $0.001 par value; 9,184,463 shares issued and outstanding at August 31, 2012 and 9,176,889 shares issued and outstanding at November 30, 2011 (100,000,000 shares authorized)	9,185	9,177
Additional paid-in capital	92,719,962	95,682,738
Accumulated retained earnings (deficit)	6,076,007	(6,636,302)
Total Stockholders’ Equity	$100,175,854	$90,426,313
Total Liabilities and Stockholders’ Equity	$111,545,348	$94,287,396

11550 Ash Street, Suite 300  |  Leawood, KS 66211  |  p: 913.981.1020  |  f: 913.981.1021  |  www.tortoiseadvisors.com

Tortoise Capital Resources Corporation

Tortoise Capital Resources Corporation
CONSOLIDATED BALANCE SHEETS
(Unaudited)

	For the Three Month Period Ended August 31, 2012	For the Three Month Period Ended August 31, 2011	For the Nine Month Period Ended August 31, 2012	For the Nine Month Period Ended August 31, 2011

Revenue
Sales revenue	$1,927,626	$-	$5,804,894	$-
Lease income	638,244	425,496	1,914,732	425,496
Total Revenue	2,565,870	425,496	7,719,626	425,496

Expenses
Cost of sales (excluding depreciation expense)	1,381,161	-	4,416,947	-
Management fees, net of expense reimbursements	298,051	248,367	800,397	724,240
Asset acquisition expenses	144,270	583,248	238,969	583,248
Professional fees	419,340	165,360	796,853	329,188
Depreciation expense	246,804	117,724	740,437	117,724
Operating expenses	196,644	-	558,450	-
Directors’ fees	28,739	18,697	58,050	48,666
Interest expense	16,780	14,064	69,418	14,064
Other expenses	47,114	59,375	182,776	176,433
Total Expenses	2,778,903	1,206,835	7,862,297	1,993,563

Gain (loss) from Operations	$(213,033)	$(781,339)	$(142,671)	$(1,568,067)

Other Income
Net distributions and dividend income on securities	$(502,176)	$(189,001)	$(361,452)	$666,181
Net realized and unrealized gain on trading securities	5,935,768	607,399	5,197,958	1,829,318
Net realized and unrealized gain on other equity securities	2,556,734	1,435,620	15,463,335	5,332,517
Total Other Income	7,990,326	1,854,018	20,299,841	7,828,016
Income before income taxes	$7,777,293	$1,072,679	20,157,170	6,259,949

Taxes
Current tax expense	$(19,265)	$-	$(29,265)	$(200,000)
Deferred tax expense	(2,769,520)	(482,040)	(7,415,596)	(1,573,028)
Income tax expense, net	(2,788,785)	(482,040)	(7,444,861)	(1,773,028)
Net Income	$4,988,508	$590,639	$12,712,309	$4,486,921

Earnings Per Common Share: Basic and Diluted	$0.54	$0.06	$1.38	$0.49

Weighted Average Shares of Common Stock Outstanding: Basic and Diluted	9,182,699	9,164,865	9,180,776	9,156,171
Dividends declared per share	$0.11	$0.10	$0.33	$0.30

11550 Ash Street, Suite 300  |  Leawood, KS 66211  |  p: 913.981.1020  |  f: 913.981.1021  |  www.tortoiseadvisors.com

Tortoise Capital Resources Corporation

Tortoise Capital Resources Corporation
CONSOLIDATED STATEMENTS OF EQUITY

	Capital Stock

	Shares	Amount	Warrants	Additional Paid- in Capital	Retained Earnings (Accumulated Deficit)	Total
Balance at November 30, 2010	9,146,506	$9,147	$1,370,700	$98,444,952	$(4,345,626)	$95,479,173
Net Income					2,922,143	2,922,143
Distributions to stockholders sourced as return of capital				(3,755,607)		(3,755,607)
Reinvestment of distributions to stockholders	30,383	30		252,212		252,242
Consolidation of wholly-owned subsidiary				741,181	(5,212,819)	(4,471,638)
Balance at November 30, 2011	9,176,889	9,177	1,370,700	95,682,738	(6,636,302)	90,426,313
Net Income					12,712,309	12,712,309
Distributions to stockholders sourced as return of capital				(3,029,652)		(3,029,652)
Reinvestment of distributions to stockholders	7,574	8		66,876		66,884
Balance at August 31, 2012 (Unaudited)	9,184,463	$9,185	$1,370,700	$92,719,962	$6,076,007	$100,175,854

Tortoise Capital Resources Corporation

Tortoise Capital Resources Corporation
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

For the Nine Month Period Ended August 31, 2012	For the Nine Month Period Ended August 31, 2011

Operating Activities
Net Income	$12,712,309	$4,486,921
Adjustments:
Distributions received from investment securities	3,685,593	1,909,941
Deferred income tax, net	7,415,596	1,573,028
Depreciation expense	740,437	117,724
Amortization of intangible lease asset	218,954	48,656
Amortization of assumed debt premium	(86,020)	(44,173)
Realized and unrealized gain on trading securities	(5,197,958)	(1,829,318)
Realized and unrealized gain on other equity securities	(15,463,335)	(5,332,517)
Changes in assets and liabilities:
Increase in interest, dividend and distribution receivable	-	(81,417)
Increase in lease receivable	(711,229)	(474,153)
Decrease in accounts receivable	402,204	-
Increase in prepaid expenses and other assets	(1,418,941)	(8,648)
Increase in management fees payable to Adviser, net of expense reimbursement	47,988	30,054
Decrease in accounts payable	(236,734)	-
Increase in accrued expenses and other liabilities	724,490	73,374
Net cash provided by operating activities	$2,833,355	$469,472

Investing Activities
Purchases of long-term investments	$-	$(28,163,465)
Proceeds from sale of long-term investment of equity securities	9,354,272	44,014,713
Proceeds from sale of property and equipment	3,076	-
Purchases of property and equipment	(30,321)	(12,250,000)
Net cash provided by (used in) investing activities	$9,327,027	$3,601,248

Financing Activities
Payments on long-term debt	$(1,283,000)	$-
Payments on lease obligation	(59,702)	-
Advances from revolving line of credit	2,585,000	-
Repayments on revolving line of credit	(2,460,000)	-
Distributions paid to common stockholders	(1,952,477)	(1,674,630)
Net cash used in financing activities	$(3,170,179)	$(1,674,630)

Net Change in Cash and Cash Equivalents	$8,990,203	$2,396,090
Cash and Cash Equivalents at beginning of year	2,793,326	1,466,193
Cash and Cash Equivalents at end of period	$11,783,529	$3,862,283

Supplemental Disclosure of Cash Flow Information
Interest paid	$155,450	$58,237
Income taxes paid	$96,000	$200,000
Non-Cash Investing Activities
Security proceeds from sale of long-term investment of equity securities	$26,565,400	$-
Non-Cash Financing Activities
Reinvestment of distributions by common stockholders in additional common shares	$66,884	$155,714

11550 Ash Street, Suite 300  |  Leawood, KS 66211  |  p: 913.981.1020  |  f: 913.981.1021  |  www.tortoiseadvisors.com